[LOGO BCED]                                                      Exhibit 10.25

                             LEASE OF OFFICE SPACE

                                                    DATE: June 14, 1991



BETWEEN:       80 SOUTH EIGHTH STREET LIMITED PARTNERSHIP
(address)      A Delaware limited partnership
               By BCED Minnesota Inc., Its Managing Agent
               4340 Multifoods Tower, 33 South Sixth Street
               Minneapolis, Minnesota 55402                       ("Landlord")

AND:           HIDDEN CREEK INDUSTRIES
(address)      a New York partnership
               4806 IDS Center
               80 South Eighth Street
               Minneapolis, Minnesota 55402                         ("Tenant")

FOR PREMISES IN:  IDS Center


LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:

ARTICLE 1.00  DEFINITIONS

1.01      Definitions   In this Lease:

          (a) "Annual Rent" means the amount payable by Tenant to Landlord in respect of each year of the Term under Article 4.01.

          (b)  "Article" means an article of this Lease.

          (c)  "Commencement Date" means the first day of the Term.

          (d)  "Exhibit A" means the plan(s) attached hereto as Exhibit A.

          (e) "Exhibit B" means the provisions relating to Occupancy Costs and other matters attached hereto as Exhibit B.

          (f) "Exhibit C" means the Rules and Regulations attached hereto as Exhibit C.

          (g) "Fiscal Year" means a twelve month period (an or part of which falls within the Term) from time to time determined by Landlord with concurrence of the appropriate taxation authorities, at the end of which Landlord's books are balanced for auditing and/or taxation purposes.

          (h) "Lease" means this lease, Exhibits A, B, C and (if attached) D to this lease, and every properly executed instrument which by its terms amends, modifies or supplements this lease.

          (i) "Occupancy Costs" means amounts payable by Tenant to Landlord under Article 4.02.

          (j) "Other Charges" means amounts payable to Landlord under Article 4.03.

          (k) "Premises" means 3,343 square feet, more or less*, on the 45th floor of the Building as generally indicated on Exhibit A.

          (l) "Rent" means the aggregate of all amounts payable by Tenant to Landlord under Articles 4.01, 4.02 and 4.03.

          (m)  "Term" means the period of time set out in Article 3.01.

*plus for the calculation of Rent only, an additional 468 square feet of unallocated space in the Building.


                                      ONE
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ARTICLE 2.00  GRANT OF LEASE

2.01      Grant   Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby leases and accepts the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.02      Quiet Enjoyment   Landlord shall warrant and defend Tenant in the
          quiet enjoyment and possession of the Premises during the Term, subject to the terms and conditions of this Lease.

2.03 Covenants of Landlord and Tenant Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.

ARTICLE 3.00  TERM AND POSSESSION

3.01 Term Notwithstanding Articles 3.02 and 3.03, the term of this Lease shall be five (5) years, beginning on the first day of the month of August, 1991 and ending on the last day of the month of July, 1996, unless terminated earlier as provided in this Lease.

3.02 Early Occupancy If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, Tenant shall pay to Landlord on the Commencement Date a rental in respect thereof for the period from the date Tenant begins to conduct business therein to the Commencement Date, which rental shall be that proportion of Rent for one calendar year which the number of days in such period bears to
          365. Except where clearly inappropriate, the provisions of this Lease shall be applicable during such period.

3.03 Delayed Possession If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant on or before the Commencement Date, then Tenant shall take possession of the Premises on the date (not later than one year after the Commencement Date) when Landlord delivers possession of all of the Premises, which date shall be conclusively established by notice to Tenant, accompanied and confirmed by an Architect's Certificate, at least 5 days before such date. This Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, but unless such delay is principally caused by or attributable to Tenant, its servants, agents or independent contractors, no Rent shall be payable by Tenant for the period prior to the date on which Landlord can so deliver possession of all of the Premises, unless Tenant elects to take possession of a portion of the Premises whereupon Rent shall be payable in respect thereof from the date such possession is so taken.


ARTICLE 4.00  RENT AND OCCUPANCY COSTS

4.01 Annual Rent Tenant shall pay to Landlord as Annual Rent for the Premises the sum of $34,299.00 in respect of each year of the Term, payable in advance and without notice in monthly installments of $2,858.25 each on the Commencement Date and on the first day of each calendar month thereafter during the Term.

4.02 Occupancy Costs Tenant shall pay to Landlord, at the times and in the manner provided in Article 4.06, the Occupancy Costs (if any) determined under Exhibit B.

4.03 Other Charges Tenant shall pay to Landlord, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by Landlord, all amounts (other than that payable under Articles 4.01 and 4.02) which are payable by Tenant to Landlord under this Lease.

                                      TWO

4.04 Payment of Rent - General All amounts payable by Tenant to Landlord under this Lease shall deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of rent. Rent shall be paid to Landlord, without deduction or set-off, in legal tender of the jurisdiction in which the Building is located, at the address of Landlord as set forth in the beginning of this Lease, or to such other person or at such other address as Landlord may from time to time designate in writing. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

4.05 Annual Rent - Early Termination If the Term ends on a day other than the last day of a calendar month, the installment of Annual Rent payable on the first day of the last calendar month of the Term shall be that proportion of the Annual Rent which the number of days from the first day of such last calendar month to the last day of the Term bears to 365.

4.06      Payment - Occupancy Costs

          (a) Prior to the Commencement Date and the beginning of each Fiscal Year thereafter, Landlord shall compute and deliver to Tenant a bona fide estimate of Occupancy Costs for the appropriate Fiscal Year and without further notice Tenant shall pay to Landlord in monthly installments one-twelfth of such estimate simultaneously with Tenant's payments of Annual Rent during such Fiscal Year.

          (b) Unless delayed by causes beyond Landlord's reasonable control, Landlord shall deliver to Tenant within 120 days after the end of each Fiscal Year a written statement (the "Statement") setting out in reasonable detail the amount of Occupancy Costs for such Fiscal Year and certified to be correct by an officer of Landlord. If the aggregate of monthly installments of Occupancy Costs actually paid by Tenant to Landlord during such Fiscal Year differs from the amount of Occupancy Costs payable for such Fiscal Year under Article 4.02, Tenant shall pay or Landlord shall refund the difference (as the case may be) without interest within 30 days after the date of delivery of the Statement.

          (c) If Landlord and Tenant disagree on the accuracy of Occupancy Costs as set forth in the Statement, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but the disagreement shall immediately be referred by Landlord for prompt decision by a mutually acceptable public accountant, architect, insurance broker or other professional consultant who shall be deemed to be acting as expert(s) and not arbitrator(s), and a determination signed by the selected expert(s) shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within 14 days thereof, and the party required to make payment under such adjustment shall bear all costs of the expert(s) making such decision, except where that payment represents 3% or less of the Occupancy Costs that were the subject of the disagreement in which case Tenant shall bear all such costs.

          (d) Neither party may claim a re-adjustment in respect of Occupancy Costs for a Fiscal Year if based upon any error of computation or allocation except by notice delivered to the other party within six months after the date of delivery of the Statement.

ARTICLE 5.00  USE OF PREMISES

5.01 Use The Premises shall be used and occupied only as genera1 business offices for the business of Tenant, or for such other purpose as Landlord may specifically authorize in writing.

5.02 Compliance with Laws The Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws in force or regulations or orders. If due solely to Tenant's use of the Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant shall pay the entire cost thereof.

5.03 Abandonment Tenant shall abandon the Premises at any time during the Term without Landlord's written consent.

5.04 Nuisance Tenant shall not cause or maintain any nuisance in or about the Premises, and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise.


                                     THREE

ARTICLE 6.00  SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.01 Operation of Building During the Term Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations and with standards from time to time prevailing for first-class office buildings in the area in which the Building is located and, subject to participation by Tenant by payment of Occupancy Costs under Article 4.02, shall provide the services set out in Article 6.02 and 6.03.

6.02      Services to Premises Landlord shall provide in the Premises:

          (a) heat, ventilation and cooling as required for the comfortable use and occupancy of the Premises during normal business hours,

          (b) janitor services, including window washing, as reasonably required to keep the Premises in a clean and wholesome condition, provided that Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day,

          (c) electric power for normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants in the Building),

          (d) replacement of Building Standard fluorescent tubes, light bulbs and ballasts as required from time to time as a result of normal usage, and

          (e)  maintenance, repair, and replacement as set out in Article 6.04.

6.03      Building Services Landlord shall provide in the Building:

          (a) domestic running water and necessary supplies in washrooms sufficient for the normal use thereof by occupants in the Building,

          (b) access to and egress from the Premises, including elevator or escalator service if included in the Building,

          (c) heat, ventilation, cooling, lighting, electric power, domestic running water, and janitor service in those areas of the Building from time to time designated by Landlord for use during normal business hours by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord,

          (d) a general directory board on which Tenant shall be entitled to have its name shown, provided that Landlord shall have exclusive control thereof and of the space thereon to be allocated to each tenant, and

          (e)  maintenance, repair, and replacement as set out in Article 6.04.

6.04 Maintenance, Repair and Replacement Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of Landlord's services under Article 6.02 and 6.03 (except as such may be installed by or be the property of Tenant), and shall be responsible for and shall expeditiously maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which Landlord is obligated to insure against under Article 9.00, provided that

          (a) if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete the necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances,

          (b) Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes (except lack of funds) beyond the reasonable control of Landlord,

          (c) Landlord shall use reasonable diligence in carrying out its obligations under this Article 6.04, but shall not be liable under any circumstances for any consequential damage to any person or property for any failure to do so,

          (d)  no reduction or discontinuance of such services under this
               Article 6.04 (a) or (b) shall be construed as an eviction of Tenant or (except as specifically provided in this Lease) release Tenant from any obligation of Tenant under this Lease, and

          (e)  nothing contained herein shall derogate from the provisions of
               Article 16.00.

                                     FOUR

6.05      Additional Services

          (a) If from time to time requested in writing by Tenant and to the extent that it is reasonably able to do so, Landlord shall provide in the Premises services in addition to those set out in
               Article 6.02, provided that Tenant shall within ten days of receipt of any invoice for any such additional service pay Landlord therefor at such reasonable rates as Landlord may from time to time establish.

          (b) Tenant shall not without Landlord's written consent install in the Premises equipment (including telephone equipment) which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay Landlord within ten days of receipt of any invoice for the cost thereof, including installation, operation and maintenance expense.

          (c) If Landlord shall from time to time reasonably determine that the use of electricity or any other utility or service in the Premises is disproportionate to the use of other tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use. At Landlord's request, Tenant shall install and maintain at Tenant's expense, metering devices for checking the use of any such utility or service in the Premises.

6.06      Alterations by Landlord  Landlord may from time to time

          (a) make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises or other parts of the Building,

          (b) make changes in or additions to any part of the Building not in or forming part of the Premises, and

          (c) change or alter the location of those areas of the Building from time to time designated by Landlord for use during normal business hours by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord, provided that in doing so Landlord shall not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and shall repair any damage to the Premises caused thereby.

6.07 Access by Landlord Tenant shall permit Landlord to enter the Premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenant's use of the Premises and operation of its business, to examine, inspect, and show the Premises to persons wishing to lease them, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps as Landlord may deem necessary for the safety, improvement or preservation of the Premises or the Building. Landlord shall whenever possible (except in an emergency) consult with or give reasonable notice to Tenant prior to such entry, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rent.

6.08 Energy, Conservation and Security Policies Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a mandatory directive of a governmental or quasi-governmental authority serving the public interest in the fields of energy, conservation or security.

ARTICLE 7.00  MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

7.01 Condition of Premises Except to the extent that Landlord is specifically responsible therefor under this Lease, Tenant shall maintain the Premises and all improvements therein in good order and condition in accordance with the requirements set forth in
          Article 7.04, including

          (a) repainting and redecorating the Premises and cleaning drapes and carpets at reasonable intervals as needed, and

          (b) making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction.


                                     FIVE
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7.02      Failure to Maintain Premises    If Tenant fails to perform any
          obligation under Article 7.01, then on not less than ten days' notice to Tenant, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and Tenant shall pay Landlord for the cost thereof, plus 20% of such cost for overhead and supervision, within ten days of receipt of Landlord's invoice therefore.

7.03      Alterations by Tenant     Tenant may from time to time at its own
          expense make changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall

          (a) comply with the requirements of any governmental or quasi-governmental authority having jurisdiction,

          (b)  be made only with the prior written consent of Landlord,

          (c)  equal or exceed the then current standard for Building, and

          (d) be carried out only by persons selected by Tenant and approved in writing by Landlord, who shall if required by Landlord deliver to Landlord before commencement of the work performance and payment bonds as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

          Any increase in property taxes on or fire or casualty insurance premiums for the Building attributable to such change, addition or improvement shall be borne by Tenant.

7.04      Trade Fixtures and Personal Property     Tenant may install in the
          premises its usual trade fixtures and personal property in a proper manner, provided that no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If Tenant is not then in default hereunder, trade fixtures and personal property installed in the Premises by Tenant may be removed from the Premises

          (a) from time to time in the ordinary course of Tenant's business or in the course of reconstruction, renovation, or alteration of the Premises by Tenant, and

          (b)  during a reasonable period prior to the expiration of the Term,

          provided that Tenant promptly repairs at its own expense any damage to the Building resulting from such installation and removal.

7.05 Mechanic Liens Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Land or Building or any part thereof, shall keep the title to the Land or Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall idemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work.
          Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Land or Building or any part thereof, and shall cause the same to be removed within five days (or such additional time as Landlord may consent to in writing), failing which Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord.

7.06      Signs    Any sign, lettering or design of Tenant which is visible
          from the exterior of the Premises shall be at Tenant's expense and subject to approval by Landlord, and shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed by Landlord. Tenant shall not inscribe or affix any sign, lettering or design in the Premises or Building which is visible from the exterior of the Building.
          See Exhibit D

ARTICLE 8.00 TAXES

8.01 Landlord's Taxes Landlord shall pay before delinquency (subject to participation by Tenant by payment of Occupancy Costs under Article 4.02) every real estate tax, assessment, license fee and other charge, excepting Tenant's Taxes under Article 8.02, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of the Land or Building.

                                      SIX

8.02      Tenant's Taxes    Tenant shall pay before delinquency every tax,
          assessment, license fee, excise and other charge, however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of

          (a) operations at, occupancy of, or conduct of business in or from the Premises by or with the permission of Tenant,

          (b) fixtures or personal property in the Premises which do not belong to the Landlord, and

          (c) the Rent paid or payable by Tenant to Landlord for the Premises or for the use and occupancy of all or any part thereof;

          provided that if Landlord so elects by notice to Tenant, Tenant shall add any amounts payable under this Article 8.02 to the monthly installments of Annual Rent payable under Article 4.01 and Landlord shall remit such amounts to the appropriate authorities.

8.03      Right to Contest     Landlord and Tenant shall each have the right to
          contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under this Article 8.00, provided that no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises, that Tenant provides to Landlord security for the taxes contested by Tenant adequate in the opinion of Landlord, and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

ARTICLE 9.00     INSURANCE

9.01      Landlord's Insurance     During the Term, Landlord shall maintain at
          its own expense (subject to participation by Tenant by payment of Occupancy Costs under Article 4.02) liability insurance, fire insurance with extended coverage, boiler and pressure vessel insurance, and other insurance on the Building and all property and interest of Landlord in the Building with coverage and in amounts less than those which are from time to time acceptable to a prudent owner in the area in which the Building is located. Policies for such insurance shall waive, to the extent available from Landlord's carrier(s), any right of subrogation against Tenant.

9.02 Tenant's Insurance During the Term, Tenant shall maintain at its own expense

          (a) fire insurance with extended coverage and water damage insurance in amounts sufficient to fully cover Tenant's improvements and all property in the Premises which is not owned by Landlord, and

          (b) liability insurance, with Landlord named as an additional insured, against claims for death, personal injury and property damage in or about the Premises, in amounts which are from time to time acceptable to a prudent tenant in the community in which the Building is located, but not less than $1,000,000 for death, illness or injury to one or more persons, and $500,000 for property damage, in respect of each occurrence.

          Policies for such insurance shall be in a form and with an insurer reasonably acceptable to Landlord, shall require at least fifteen days' written notice to Landlord of termination or material alteration during the Term, and shall waive, if possible, any right of subrogation against Landlord. If requested by Landlord, Tenant shall from time to time promptly deliver to Landlord certified copies or other evidence of such policies, and evidence satisfactory to Landlord that all premiums thereon have been paid and the policies are in full force and effect.

 10.01    Indemnity by Tenant     Tenant shall indemnify and hold harmless
          Landlord from and against every demand, claim, cause of action, judgment and expense, and all loss and damage arising from

          (a) any injury or damage to the person or property of Tenant, any other tenant in the Building or to any other person rightfully in the Building, where the injury or damage is caused by negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or results from the violation of laws or ordinances, governmental orders of any kind or of the provisions of this Lease by any of the foregoing,

          (b) any loss or damage, however caused, to books, records, files, money, securities, negotiable instruments or papers in or about the Premises,


                                     SEVEN

          (c) any loss or damage resulting from interference with or obstruction of deliveries to or from the Premises, and

          (d) any injury or damage not specified above to the person or property of Tenant, its agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of Tenant, where the injury or damage is caused by any reason other than the negligence or misconduct of Landlord, its agents, servants, or employees.

10.02     Subrogation   The provisions of this Article 10.00 are subject to the
          waiver of any right of subrogation against Tenant in Landlord's Insurance under Article 9.01 and to the waiver of any right of subrogation against Landlord in Tenant's Insurance under Article 9.02.

ARTICLE 11.00  ASSIGNMENT AND SUBLETTING
(See Exhibit D)


11.02     Subleasing   Tenant, with Landlord's prior written consent and subject
          to Article 11.03, may sublet all or any part of the Premises to a sublessee who, in Landlord's sole opinion, will not be inconsistent with the character of the Building and its other tenants.

11.03     First Offer to Landlord   If Tenant wishes to assign this Lease
          (except as set out in Article 11.01 (a)) or sublet all or any part of the Premises to a named third party, Tenant shall first offer in writing to assign or sublet (as the case may be) to Landlord on the same terms and conditions and for the same Rent as provided in this Lease. Any such first offer shall be deemed to have been rejected unless within ten days of receipt thereof Landlord delivers written notice of acceptance to Tenant.

11.04     Limitation   Except as specifically provided in this Article 11.00,
          Tenant shall not assign or transfer this Lease or any interest therein or in any way part with possession of all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by any other person. Any assignment, transfer or subletting or purported assignment, transfer or subletting except as specifically provided herein shall be null and void and of no force and effect. Landlord shall not be required to consent to an assignment of this Lease or a sublease of all or part of the Premises by Tenant to any tenant in a building in the same city in which the Building is located and which is owned or managed by Landlord or any affiliate of Landlord. The rights and interests of Tenant under this Lease shall not be assignable by operation of law without Landlord's written consent, which consent may be withheld in Landlord's absolute discretion.

ll.05     Tenant's Obligations Continue   No assignment, transfer or subletting
          (or use or occupation of the Premises by any other person) which is permitted under this Article 11.00 shall in any way release or relieve Tenant of its obligations under this Lease unless such release or relief is specifically granted by Landlord to Tenant in writing.

11.06     Subsequent Assignments   Landlord's consent to an assignment, transfer
          or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation.
          See Exhibit D

ARTICLE 12.00 SURRENDER

12.01     Possession   Upon the expiration or other termination of the Term,
          Tenant shall immediately quit and surrender possession of the Premises in substantially the condition in which Tenant is required to maintain the Premises excepting only reasonable wear and tear and damage covered by Landlord's insurance under Article 9.01. Upon such surrender, all right, title and interest of Tenant in the Premises shall cease.

                                     EIGHT

  12.02   Trade Fixtures, Personal Property and Improvements   Subject to
          Tenant's rights under Article 7.04, after the expiration or other termination of the Term all of Tenant's trade fixtures, personal property and improvements remaining in the Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection therewith.

  12.03   Merger   The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall at Landlord's option terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part thereof.

  12.04   Payments After Termination   No payments of money by Tenant to
          Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under the Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

ARTICLE 13.00 HOLDING OVER

  13.01   Month-to-Month Tenancy   If with Landlord's written consent Tenant
          remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to the Rent as determined in accordance with Article 4.00 or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least 30 days' advance notice of termination to the other.

  13.02   Tenancy at Sufferance   If without Landlord's written consent Tenant
          remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to two times the Rent determined in accordance with Article 4.00. Such tenancy at sufferance may be terminated by Landlord at any time by notice of termination to Tenant, and by Tenant on the last day of any calendar month by at least 30 days' advance notice of termination to Landlord.

  13.03   General   Any month-to-month tenancy or tenancy at sufferance
          hereunder shall be subject to all other terms and conditions of this Lease except any right of renewal and nothing contained in this
          Article 13.00 shall be construed to limit or impair any of Landlord's rights of re-entry or eviction or constitute a waiver thereof.

ARTICLE 14.00 RULES AND REGULATION

  14.01   Purpose   The Rules and Regulations in Exhibit C have been adopted by
          Landlord for the safety, benefit and convenience of all tenants and other persons in the Building.

  14.02   Observance   Tenant shall at all times comply with, and shall cause
          its employees, agents, licensees and invitees to comply with, the Rules and regulations from time to time in effect.

  14.03   Modification   Landlord may from time to time, for the purposes set
          out in Article 14.01, amend, delete from, or add to the Rules and Regulations, provided that any such modification

          (a)  shall not be repugnant to any other provision of this Lease,
          (b) shall be reasonable and have general application to all tenants in the Building, and
          (c) shall be effective only upon delivery of a copy thereof to Tenant at the Premises.

  14.04   Non-Compliance   Landlord shall use its best efforts to secure
          compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations.

                                     NINE

ARTICLE 15.00 EMINENT DOMAIN

  15.01   Taking of Premises   If during the Term all of the Premises shall be
          taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (hereinafter called the "date of such taking").

  15.02   Partial Taking of Building   If during the Term only part of the
          Building is taken or purchased as set out in Article 15.01, then

          (a) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving the Tenant at least 30 days' written notice of such termination, and

          (b) if more than one-third of the number of square feet in the Premises is included in such taking or purchase, Landlord and Tenant shall each have the right to terminate this Lease by giving the other at least 30 days' written notice thereof.

          If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 60 days after the date of such taking.

  15.03   Surrender   On any such date of termination under Article 15.01 or
          15.02, Tenant shall immediately surrender to Landlord the Premises and all interests therein under this Lease. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom, and the Rent shall no longer accrue from the date of termination, except that if the date of such taking differs from the date of termination, Rent shall abate on the former date in respect of the portion taken. After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

  15.04   Partial Taking of Premises   If any portion of the Premises (but less
          than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the date of such taking. In such event the Rent payable hereunder with respect to such portion so taken shall no longer accrue from such date, and the Rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

  15.05   Awards   Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant's improvements, chattels or trade fixtures. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

ARTICLE 16.00 DAMAGE BY FIRE OR OTHER CASUALTY

  16.01   Limited Damage to Premises   If all or part of the Premises are
          rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect acceptable to Landlord and Tenant, can be substantially repaired under applicable laws and governmental regulations within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium), Landlord shall forthwith at its own expense repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord, which shall be repaired forthwith by Tenant at its own expense.

  16.02   Major Damage to Premises   If all or part of the Premises are rendered
          untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect acceptable to Landlord and Tenant, cannot be substantially repaired under applicable laws and governmental regulations within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium), then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than 10 days after receipt of such architect's opinion, failing which Landlord shall forthwith at its own expense repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord, which shall be repaired forthwith by Tenant at its own expense.

                                      TEN

16.03 Abatement if Landlord is required to repair damage to all or part of the Premises under Article 16.01 or 16.02 the Rent payable by Tenant hereunder shall be proportionately reduced to the extent that the Premises are thereby rendered untenantable from the date of such casualty until five days after completion by landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

16.04 Major Damage to Building If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of Landlord the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than 60 days after the date of such casualty.

16.05 Limitation on Landlord's Liability Except as specifically provided in this Article 16.00, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained herein, Rent payable by Tenant hereunder shall not be abated, if the damage is caused by any act or omission of Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of Tenant.

          See Exhibit D

ARTICLE 17.00 TRANSFERS BY LANDLORD

17.01 Sales, Conveyance and Assignment Nothing in this Lease shall restrict the right of Landlord to sell, convey, assign or otherwise deal with the Building, subject only to the rights of Tenant under this Lease.

17.02 Effect of Sale, Conveyance or Assignment A sale, conveyance or assignment of the Building shall operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall thereafter look solely to Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord's successor in interest thereunder.

17.03 Subordination This Lease is and shall be subject and subordinate in all respects to any first mortgage or first deed of trust now or hereafter encumbering the Building or Land and to all renewals, modifications, supplements, consolidations and replacements thereof (herein called the "First Mortgage"). However, a holder of the First Mortgage may elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to the holder, the First Mortgage to this Lease. In such case, Tenant agrees upon request by and without cost to Landlord or any successor in interest to execute promptly and to deliver to Landlord or the holder such subordination instrument(s) requested by the holder.

17.04 Attornment Subject to Article 17.05, if the interest of Landlord is transferred to any person (herein called "Purchaser") by reason of foreclosure or other proceedings for enforcement of the First Mortgage, or by delivery of a deed in lieu of such foreclosure or other proceedings, Tenant shall immediately and automatically attorn to Purchaser.

17.05 Nondisturbance No attornment under Article 17.04 shall be effective unless:

          (a) the holder of the First Mortgage has subordinated, in whole or in part, the First Mortgage to this Lease, or

          (b) Purchaser delivers to Tenant a written undertaking, in a form satisfactory to Purchaser, binding upon Purchaser and enforceable by and for the benefit of Tenant under applicable law, that this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default despite such enforcement proceedings and transfer.

17.06 Effect of Attornment Upon attornment under Article 17.04 this Lease shall continue in full force and effect as a direct lease between Purchaser and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after such attornment, Purchaser shall not be

          (a) subject to any offsets or defenses which Tenant might have against Landlord, or

                                    ELEVEN

          (b) bound by any prepayment by Tenant of more than one month's installment of Rent, or by any previous modification of this Lease, unless such prepayment or modification shall have been approved in writing by Purchaser or any predecessor in interest except Landlord, or

          (c) subject to the obligations of Landlord hereunder except during the period of Purchaser's ownership of the Building or Land.

17.07 Execution of Instruments The subordination and attornment provisions of this Article 17.00 shall be self-operating and (except as specifically required in Articles 17.03 and 17.05) no further instrument shall be necessary. Nevertheless Tenant, on request by and without cost to landlord or any successor in interest, shall execute and deliver any and all instruments further evidencing such subordination and (where applicable hereunder) attornment.

ARTICLE 18.00 NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR ACTION

18.01 Notices Any notice from one party to the other hereunder shall be in writing and shall be deemed duly served if delivered personally to a responsible employee of the party being served, or if mailed by registered or certified mail addressed to Tenant at the Premises (whether or not Tenant has departed from, vacated or abandoned the same) or to Landlord at the place from time to time established for the payment of Rent. Any notice shall be deemed to have been given at the time of personal delivery or, if mailed, seven days after the date of mailing thereof. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be mailed.

18.02 Acknowledgements Each of the parties hereto shall at any time and from time to time upon not less than 20 days prior notice from the other execute, acknowledge and deliver a written statement certifying

          (a) that this Lease is in full force and effect, subject only to such modifications (if any) as may be set out therein,

          (b) that Tenant is in possession of the Premises and paying Rent as provided in this Lease,

          (c)  the dates (if any) to which Rent is paid in advance,

          (d) that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed, and

          (e) as true and accurate such other information concerning this Lease or tenancy as may be reasonably required by any First Mortgage lender.

          Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building, or any assignee of any such persons. If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance.

18.03 Authorities for Action Landlord may act in any matter provided for herein by its Property Manager and any other person who shall from time to time be designated by Landlord by notice to Tenant. Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein and may from time to time change, by notice to Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

ARTICLE 19.00  DEFAULT

 19.01 Interest and Costs Tenant shall pay to Landlord interest at a rate equal to the lesser of 1-1/2% per month, or the maximum rate permitted by applicable law, upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, proviso or agreement of Tenant herein contained.

19.02 Right of Landlord to Perform Covenants All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for 10 days after notice thereof from Landlord, Landlord may (but shall not be obligated so to do) perform such act without waiving or releasing Tenant from any of its obligations relative thereto. All sums paid or costs

                                    TWELVE
          incurred by Landlord in so performing such acts under this Article 19.02, together with interest thereon at the rate set out in Article
          19.01 from the date each such payment was made or each such cost incurred by landlord, shall be payable by Tenant to Landlord on demand.

19.03     Events of Default  If and whenever:

          (a) part or all of the Rent hereby reserved is not paid when due, and such default continues for ten days after the due date thereof, or

          (b) the Term or any goods, chattels or equipment of Tenant is taken or exigible in execution or in attachment or if a writ of execution is issued against Tenant, or

          (c) Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of Tenant, or

          (d)  Tenant makes a bulk sale of its goods, or

          (e) Tenant fails to observe, perform and keep each and every of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant (other than payment of Rent) and persists in such failure after 30 days notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than 30 days to rectify, unless Tenant commences rectification within the 30 day notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach), then and in any of such cases, at the option of Landlord, the full amount of the current month's and the next ensuing three month's installments of Annual Rent shall immediately become due and payable and Landlord may immediately distrain for the same, together with any arrears then unpaid; and Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell Tenant's goods, chattels and trade fixtures therefrom, any rule of law or equity to the contrary notwithstanding; and Landlord may seize and sell such goods, chattels and equipment of Tenant as are in the Premises and may apply the proceeds thereof to all Rent and other payments to which Landlord is then entitled under this Lease. Any such sale may be effected in the discretion of Landlord by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as Landlord in its entire discretion may decide. If any of Tenant's property is disposed of as provided in this Article 19.03, 10 days prior notice to Tenant of disposition shall be deemed to be commercially reasonable.

19.04 Waiver of Exemption and Redemption Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of Tenant's goods, chattels or trade fixtures on the Premises at any time during the continuance of the Term shall be exempt from levy by distress for Rent in arrears, and upon any claim being made for such exemption by Tenant or on distress being made by Landlord this agreement may be pleaded as an estoppel against Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any such statute, Tenant hereby waiving all and every benefit that could or might have accrued to Tenant under and by virtue of any such statute but for this Lease. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the terms or conditions of this Lease or otherwise.

19.05 Surrender If and whenever Landlord is entitled to or does re-enter, Landlord may terminate this Lease by giving notice thereof, and in such event Tenant shall forthwith vacate and surrender the Premises.

19.06 Payments If Landlord shall re-enter or if this Lease shall be terminated hereunder, Tenant shall pay to Landlord on demand:

          (a) Rent up to the time of re-entry or termination, whichever shall be the later, plus accelerated rent as herein provided, and

          (b) all expenses incurred by Landlord in performing any of Tenant's obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by Tenant, realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for reletting, and

                                   THIRTEEN

          (c) as damages for the loss of income of Landlord expected to be derived from the Premises, the amounts (if any) by which the Rent which would have been payable under this Lease exceeds the payments (if any) received by Landlord from other tenants in the Premises, payable on the first day of each month during the period which would have constituted the unexpired portion of the Term had it not been terminated, or if elected by Landlord by notice to Tenant at or after re-entry or termination, a lump sum amount equal to the Rent which would have been payable under this Lease from the date of such election during the period which would have constituted the unexpired portion of the Term had it not been terminated, reduced by the rental value of the Premises for the same period, established by reference to the terms and conditions upon which Landlord re-lets them if such re-letting is accomplished within a reasonable period after termination, and otherwise established by reference to all market and other relevant circumstances; Rent and rental value being reduced to present worth at an assumed interest rate of 10% on the basis of Landlord's estimates and assumptions of fact which shall govern unless shown to be erroneous.

19.07     Remedies Cumulative   No reference to nor exercise of any specific
          right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but Landlord may from time to time exercise any one or more of such remedies independently or in combination.

ARTICLE 20.00   MISCELLANEOUS

20.01     Relationship of Parties   Nothing contained in this Lease shall
          create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

20.02     Consent Not Unreasonably Withheld   Except as otherwise specifically
          provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld or delayed. Tenant's sole remedy if Landlord unreasonably withholds or delays consent or approval shall be an action for specific performance, and Landlord shall not be liable for damages. If either party withholds any consent or approval, such party shall on written request deliver to the other party a written statement giving the reasons therefor.

20.03     Name of Building    Landlord shall have the right, after 30 days
          notice to Tenant, to change the name, number or designation of the Building, during the Term without liability to Tenant.

20.04     Applicable Law and Construction   This Lease shall be governed by and
          construed under the laws of the jurisdiction in which the Building is located, and its provisions shall be construed as a whole according to their common meaning and not strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. If this Lease is executed by more than one tenant, Tenants' obligations hereunder shall be joint and several obligations of such executing tenants. Time is of the essence of this Lease and each of its provisions. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

20.05     Entire Agreement   If there are any terms and conditions which at the
          date of execution of this Lease are additional or supplemental to those set out on the first 15 pages and in Exhibits A, B and C, such terms and conditions are contained in Exhibit D (if any) attached hereto as part of this Lease. This Lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as are set out in this Lease. If this Lease is made pursuant to an Offer to Lease, then the term "Lease" in this Article 20.05 shall be deemed to include such Offer to Lease.

20.06     Amendment or Modification   Unless otherwise specifically provided in
          this Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

                                   FOURTEEN

20.07     Construed Covenants and Severability   All of the provisions of this
          Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Article hereof. Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

20.08     No implied Surrender or Waiver   No provisions of this Lease shall be
          deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Landlord's waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Landlord's receipt of Rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. Landlord's failure to enforce against Tenant or any other tenant in the Building any of the Rules and Regulations made under Article 14.00 shall not be deemed a waiver of such Rules and Regulations. No act or thing done by Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless in writing signed by Landlord. The delivery of keys to any of Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available to Landlord.

20.09     Successors Bound   Except as otherwise specifically provided, the
          covenants, terms, and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

20.10     Personal Liability   The obligations of Landlord under this Lease do
          not constitute personal obligations of the Landlord or the individual partners, members, directors, officers, agents or shareholders of Landlord, disclosed or undisclosed. Tenant shall look solely to Landlord's estate in the Land and Building for satisfaction of any liability under or in respect of this Lease or for the satisfaction of Tenant's remedies for the collection of a judgment (or other legal process) requiring the payment of money by Landlord and no other property and assets of such Landlord or any partner, member, officer, director, agent or shareholder, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or in respect of this Lease, the relationship of Landlord and Tenant under this Lease or Tenant's use of the Land or Building or the use or occupancy of the Premises. See Exhibit D.

IN WITNESS OF THIS LEASE Landlord and Tenant have properly executed it as of the date set out on page one.

80 SOUTH EIGHTH STREET LIMITED PARTNERSHIP

By   BCED Minnesota Inc.,
Its  Managing Agent

LANDLORD                               TENANT   HIDDEN CREEK INDUSTRIES

By: DANIEL P. PROFFITT                 By: MARY L. JOHNSON
    ------------------------------         ------------------------------
    DANIEL P. PROFFIIT
      VICE PRESIDENT

By: CYNTHIA M. WHITEFORD               By: SCOTT RUED
    ------------------------------         ------------------------------
    CYNTHIA M. WHITEFORD
    ASSISTANT SECRETARY
                                       ----------------------------------
                                       Witness to the signature of Tenant
                                       if not incorporated.


                                    FIFTEEN

                                                                       EXHIBIT A




                            [FLOOR PLAN 45TH FLOOR]

                                                                       EXHIBIT B

[LOGO OF BCED]




                                   IDS TOWER

                                  IDS CENTER
                            80 SOUTH EIGHTH STREET
                         MINNEAPOLIS, MINNESOTA 55402



SECTION 1.00   WORDS AND PHRASES

1.01      Definitions   In the Lease, including this Exhibit:

          (a) "Architect" means such firm of professional architects or engineers as Landlord may from time to time engage for preparation of construction drawings for the Building or for general supervision of architectural and engineering aspects and operations of the Building and includes any consultant(s) from time to time appointed by Landlord or the Architect whenever such consultant(s) is acting within the scope of his or her appointment and specialty.

          (b) "Land" means those portions from time to time owned or leased by Landlord of those lands located in Hennepin County, Minnesota, described as:

                    Lots 1 and 2, except that part of said Lots 1 and 2 embraced within Lots 1, 2 and 3, Auditor's Subdivision Number Eighty-one (81), Hennepin County, Minnesota; Lots 3 to 10 inclusive, all in Block 224, Brown & Jackins Addition to Minneapolis; Lots 1, 2 and 3, Auditor's Subdivision Number Eighty-one (81), Hennepin County, Minnesota; and a tract in Wells, Sampson & Bells Addition to Minneapolis adjacent to Lot 1, Block 224, Brown & Jackins Addition to Minneapolis, lying Southeasterly of the Southwesterly extension of the Northwesterly line of said Lot 1 and lying Northeasterly of the Northwesterly extension of the Southwesterly line of said Lot 1, according to the recorded plats thereof on file or of record in the office of the County Recorder in and for the County of Hennepin, State of Minnesota.

          (c) "Project" means those developments and improvements from time to time constructed on the Land.

          (d) "Building" means the building in which the Premises are located, being the high-rise office tower forming part of the Project and the adjoining office building located east of the high-rise office tower, excluding (i) those portions of those buildings (except elevator cores and stairwells, vertical duct work and mechanical systems, and structural supports) below the third level above street level, and (ii) those portions of those buildings on the third level above street level used or designated for use as restaurants and hotel conference rooms.

          (e) "Hotel Building" means the hotel and office building located northeast of the Building, excluding (i) those portions of that building (except elevator cores and stairwells, vertical duct work and mechanical systems, and structural supports), designated for use as Major Retail and Retail Court.

          (f) "Marquette Office Building" means those portions of the Hotel Building from time to time leased or designated for lease to tenants for office space.

          (g) "Major Retail" means those portions of the Project below the third level above street level leased to First Minnesota Savings Bank of Minneapolis, F. W. Woolworth Company, Marquette National Bank, and their respective assignees, subtenants, or successors, except those parts assigned, subleased, or otherwise transferred to Landlord.

                                      ONE

          (h) "Retail Court" means those portions of the Project (excluding the Building, Hotel Building, Major Retail, and Parking Facilities) used or designed for use as retail and service stores located below the third level above street level.

          (i) "Rentable Components" means the Building, Marquette Office Building, Major Retail, Retail Court, and those other portions of the Project (excluding Hotel and Parking Facilities) from time to time leased or designated for lease to tenants.

          (j) "Hotel" means the Hotel Building (excluding the Marquette Office Building and areas designated for use as retail and service stores) and those portions of the Office Tower designated for hotel use.

          (k) "Parking Facilities" means those portions of the Project from time to time designated by Landlord for vehicular parking.

          (l) "Delivery Facilities" means those portions of the Project on and below the street level from time to time designated by Landlord as facilities to be used in common by Landlord, tenants in the Project, and others for purposes of loading, unloading, delivery, dispatch and holding of merchandise, goods and materials entering or leaving the Project and giving vehicular access to those portions of the Project.

          (m) "Common Areas" means those portions of the Land and Project (excluding the Rentable Components, Hotel, Delivery Facilities, and Parking Facilities) not leased or designated for lease to tenants that Landlord provides for use in common by Landlord, Tenant, and other tenants of the Project (or by their respective sublessees, agents, employees, customers, or licensees), whether or not those areas are open to the general public, and includes any fixtures, chattels, systems, decor, signs, facilities, or landscaping contained, maintained, or used in connection with those areas, and is deemed to include the city sidewalks adjacent to the Land and any pedestrian walkway system (either above or below ground) or other facility open to the general public in respect of which Landlord is from time to time subject to obligations arising from the Land and Project.

          (n)  "Section" means a section of this Exhibit B.

1.02      Normal Business Hours   Except as otherwise specifically provided in
          the Lease, normal business hours for the Building shall be from 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, excluding days which are legal or statutory holidays in the jurisdiction in which the Building is located.

SECTION 2.00   DETERMINATION OF OCCUPANCY COSTS

2.01      Definitions   In this Section 2.00:

          (a) "Tax Cost" means that portion of Taxes accruing in respect of the calendar year in which the Fiscal Year begins, less that part of those Taxes which is attributable to the Hotel and Parking Facilities, multiplied by a fraction the numerator of which is the gross area of the Building and the denominator of which is the aggregate gross area of the Rentable Components.

          (b) "Taxes" means the aggregate of all taxes, rates, charges, levies, and assessments payable by Landlord and imposed by any competent authority upon or in respect of the Land and all improvements on the Land, including any tax imposed on the capital invested in the Land or improvements on the Land. In determining Taxes, any corporate income, profits, excess profits, and business tax imposed upon the income of Landlord and any other impost of a personal nature charged or levied against the Landlord shall be excluded, except to the extent that it is levied in lieu of taxes, rates, charges, or assessments in respect of the Land or any improvements on the land.

          (c) "HVAC Cost" means a percentage of the costs in the Fiscal Year for the operation, repair, and maintenance of the system for heating, ventilating, and cooling the Project as established by Landlord from time to time on a fair and equitable basis which reflects load and hours of operation.

          (d) "Delivery Facilities Costs" means all net costs, charges and expenses in respect of a Fiscal Year which are directly attributable to the operation, repair and maintenance of the Delivery Facilities including without limitation HVAC Cost.


                                      TWO

          (e) "Common Areas Costs" means all net costs, charges, and expenses in respect of a Fiscal Year which are directly attributable to the operation, repair and maintenance of the Common Areas, including without limitation HVAC Cost.

          (f) "Project Costs" means all net costs, charges and expenses in respect of a Fiscal Year which are directly attributable to the operation, repair and maintenance of the Project, but which are not attributable solely to the operation, repair or maintenance of the Common Areas, Delivery Facilities, Parking Facilities, Hotel, or any Rentable Component.

          (g) "Square Feet in the Premises" means the number of square feet set out in Article 1.01(k) of the Lease, which includes the number of square feet of unallocated space in the Building set out in
               Article 1.01(k) of the Lease.

          (h) "Square Feet in the Building" means 1,180,711 square feet being the aggregate of the rentable areas of office space in the Building calculated on a single-tenancy floor basis. If from time to time there is a material change in the rentable areas of office space in the Building, Square Feet in the Building shall (until any further change) mean the number of square feet in the Building determined on completion of that change on the basis set out in Section 3.01

 2.02 Occupancy Costs Occupancy Costs for any Fiscal Year shall be an amount equal to Operating Cost in respect of that Fiscal Year multiplied by the Square Feet in the Premises.

 2.03 Determination of Operating Cost "Operating Cost" means an amount per square foot (calculated to the nearest tenth of a cent) established in accordance with generally accepted accounting principles and confirmed in a certificate of Landlord, and equal to the sum of the following costs in respect of a Fiscal Year, divided by the number of square feet of office space in the Building (determined on the basis set out in Section 3.01):

          (a) all net costs, charges and expenses directly attributable to the operation, repair and maintenance of the Building, including without limitation Tax Cost and HVAC Cost, and

          (b) a portion of Delivery Facilities Costs as established by Landlord on a fair and equitable basis which reflects usage, and

          (c) fifty percent (50%) of Common Areas Costs, less that part of those Common Areas Costs payable by the Marquette Office Building, and

          (d) that proportion of Project Costs which the gross area of the Building is of the aggregate gross area of the Rentable Components.

          Operating Cost under this Section 2.03 includes all net expenses properly allocable to the Fiscal Year for any capital improvement or structural repair incurred to reduce or limit increases in Operating Cost, or required by Landlord's insurance carrier or by any change in the laws, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction, which expenses shall be amortized at applicable interest rates over the useful capital life of the capital improvement or structural repair. If Landlord manages the Building or other applicable portion of the Project, Operating Cost under this Section 2.03 also includes an imputed management fee commensurate with the then-current Minneapolis-St. Paul metropolitan market for management services.

 2.04 Limitation on Operating Cost In determining Operating Cost, the cost (if any) of the following shall be excluded except as specifically provided in Section 2.03:

          (a)  major structural repairs to the Project,

          (b)  improvements, additions, or alterations to the Project,

          (c) repair and replacement resulting from inferior or deficient workmanship, materials, or equipment in the initial construction of the Project or for which Landlord is reimbursed by insurers,

          (d) ground rent (if any), depreciation, amortization, and interest on and capital retirement of debt,

                                     THREE

          (e) operation, repair, and maintenance which is attributable solely to the Parking Facilities, the Hotel, or any Rentable Component other than the Building, and

          (f)  tenant improvements and leasing commissions.

 2.05 When Services Are Not Provided Notwithstanding Section 2.03, when and if any service which is normally provided by Landlord to some tenants of the Building in their premises

          (a) is not provided by Landlord in the Premises under the specific terms of the Lease, in determining Occupancy Costs for Tenant, the cost of such service (except as it relates to Common Areas and Delivery Facilities) shall be excluded, and

          (b) is not provided by Landlord in a significant portion of the Building, in determining Occupancy Costs for Tenant, the cost of that service shall be divided by the difference between the Square Feet in the Building and the number of square feet in the Building in which Landlord does not provide that service, determined on the basis set out in Section 3.01.

 2.06 Shared Facilities, Services and Utilities If any facilities, services or utilities

          (a) for the operation, repair and maintenance of the Project are provided from another building or other buildings owned or operated by Landlord or an affiliate of Landlord, or

          (b) for the operation, repair and maintenance of another building or other buildings owned or operated by Landlord or an affiliate of Landlord are provided from the Project,

          the net costs, charges and expenses for those facilities, services and utilities shall, for the purpose of Section 2.03, be allocated by Landlord between the Project and the other building or among the Project and the other buildings on a fair and equitable basis.

 2.07 Credit to Common Area and Delivery Facilities Landlord shall use its best efforts to recover where circumstances so permit an equitable share of the cost of operating and maintaining Common Areas and Delivery Facilities from owners or occupants of neighboring properties and others who benefit from the use of the Common Areas and Delivery Facilities, and shall credit any recovery to the gross cost before determination of Common Areas Costs and Delivery Facilities Costs.

 2.08 Occupancy Adjustment If the Project is not fully leased and occupied in any Fiscal Year, appropriate adjustments shall be made in determining Occupancy Costs under this Section 2.00 so that Occupancy Costs shall be as though the Project had been fully leased and occupied during that Fiscal Year.

 2.09 Reallocation If from time to time there is a material change in the Rentable Components within the Project, Taxes, Common Areas Costs, and Delivery Facilities Costs shall be reallocated among the Rentable Components on a fair and equitable basis.

 2.10 Partial Fiscal Year If the Term commences after the beginning of or terminates before the end of a Fiscal Year, any amount payable by Tenant under Section 2.02 shall be adjusted accordingly.

SECTION 3.00  DETERMINATION OF SQUARE FEET IN THE PREMISES

 3.01 Office Space -- Single-Tenancy Floors For the purposes of the Lease, the number of square feet of office space in the Premises on a single-tenancy floor in the Building (if any) shall be calculated from dimensioned Architect's drawings to the inside face of the glass in the permanent exterior building walls (whether or not the glass extends to the floor) or to the inside finish of those walls if they contain no glass. It shall include all space within exterior building walls except for stairs (other than stairs exclusively serving a tenant occupying offices on more than one floor), elevator shafts, flues, pipe shafts, vertical ducts, and other vertical risers which penetrate the floor and their enclosing walls. No deduction shall be made for washrooms, janitor closets, air conditioning rooms, fan closets, or for electrical or telephone cupboards within and servicing only that floor or servicing a single tenant on more than one floor, or for any other rooms, corridors, or areas available to the tenant on that floor for its use, furnishings, or personnel, or for any columns located wholly or partially within the space, or for any enclosures around the periphery of the Building used for the purpose of heating, ventilating or cooling.


                                     FOUR

3.02 Office Space - Multiple-Tenancy Floors For the purposes of the Lease, the number of square feet of office space in the Premises on a multiple-tenancy floor in the Building (if any) shall be calculated from dimensioned Architect's drawings to the inside finish of permanent exterior building walls or to the inside face of the glass as described in Section 3.01, to the face of permanent interior walls and to the center line of demising partitions. No deductions shall be made for any columns located wholly or partially within the space, or for any enclosures around the periphery of the Building used for the purpose of heating, ventilating or cooling.

SECTION 4.00  LOADING AND DELIVERY

 4.01 The delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of any kind to or from the Premises and all loading, unloading, and handling of them shall be done only at such times, in such areas, by such means, and through such elevators, entrances, malls, and corridors as are designated from time to time by Landlord.

 4.02 Landlord accepts no liability and is hereby relieved and released by Tenant in respect of the operation and adequacy of the Delivery Facilities, the acts or omissions of any person or persons engaged in the operation of the Delivery Facilities, or in the acceptance, holding, handling, delivery or dispatch of any goods for or on behalf of Tenant, and any claim of Tenant by reason of damage, loss, theft, or any acceptance, holding, handling, delivery or dispatch, or failure of any acceptance, holding, handling, or dispatch, or any error, negligence or delay in acceptance, holding, handling, or dispatch.

 4.03 Landlord may from time to time make and amend regulations for the orderly and efficient operation of the Delivery Facilities, and may require the payment of reasonable and equitable charges for delivery services and demurrage provided by Landlord.

SECTION 5.00  FISCAL YEAR

 5.01 Notwithstanding Article 1.0l(g) of the Lease, "Fiscal Year" means the calendar year unless Landlord elects, by thirty (30) days' notice to Tenant, that Fiscal Year shall mean a twelve-month period from time to time determined by Landlord with the concurrence of the appropriate taxation authorities at the end of which Landlord's books are balanced for auditing or taxation purposes.

                                     FIVE

                                                                       EXHIBIT C

[LOGO OF BCED]

                             RULES AND REGULATIONS


 1 Security Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

 2. Locks Landlord may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and (unless 24 hour security is provided by the Building) shall provide to Tenant a reasonable number of keys and replacements therefor to meet the bona fide requirements of Tenant. In these rules "keys" include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

     (a) Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto,

     (b) Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and

     (c) Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at Tenant's expense.

 3. Return of Keys At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises which are in possession of Tenant.

 4 Windows Tenant shall observe Landlord's rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or other materials on or at any window in the Premises without Landlord's prior written consent. Tenant shall ensure that window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

 5. Repair, Maintenance, Alterations and Improvements Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

 6. Water Fixtures Tenant shall not use water fixtures for any purpose for which they are not intended nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

 7. Personal Use of Premises The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

 8. Heavy Articles Tenant shall not place in or move about the Premises without Landlord's prior written consent any safe or other heavy article which in Landlord's reasonable opinion may damage the Building, and Landlord may designate the location of any heavy articles in the Premises.

 9.  Carpet Pads

10. Bicycles, Animals Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

                                      ONE

11.  Deliveries   Tenant shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

12   Furniture and Equipment   Tenant shall ensure that furniture and equipment
     being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

13.  Solicitations   Landlord reserves the right to restrict or prohibit
     canvassing, soliciting or peddling in the Building.

14.  Food and Beverages   Only persons approved from time to time by Landlord
     may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.

15.  Refuse   Tenant shall place all refuse in proper receptacles provided by
     Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building and shall keep sidewalks and driveways outside the Building and lobbies, corridors, stairwells, ducts and shafts of the Building, free of all refuse.

16.  Obstructions   Tenant shall not obstruct or place anything in or on the
     sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

17.  Dangerous or Immoral Activities   Tenant shall not make any use of the
     Premises which involves the danger of injury to any person, nor shall the same be used for any immoral purpose.

18.  Proper Conduct   Tenant shall not conduct itself in any manner which is
     inconsistent with the character of the Building or which will impair the comfort and convenience of other tenants in the Building.

19.  Employees, Agents and Invitees   In these Rules and Regulations, Tenant
     includes the employees, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

20.  Housekeeping   Tenant shall prevent paper, books, magazines, and other
     obstructions from being placed on heat, ventilating and air conditioning convectors and any other interference with the heat; ventilating and/or air conditioning system within the Premises.

21.  Energy Conservation   Tenant shall make every effort to practise energy
     conservation within the Premises and will cooperate with Landlord in establishing and implementing such conservation programs as Landlord may from time to time develop.

                                      TWO

                                                                       EXHIBIT D


                              SUPPLEMENTAL TERMS
                                AND CONDITIONS

1.      The following is added to Article 7.00:

7.07 During initial construction and during any subsequent remodeling of the Premises pursuant to Minnesota Statutes Section 514.06, Landlord shall have the right to post a notice (or notices) in conspicuous location(s) on the Premises disclaiming any liability for payment of mechanic's liens for construction or improvements to the Premises. Tenant hereby covenants not to disturb such notice(s) and holds Landlord harmless against any claim, loss, cost, demand and legal or other expense arising from such posting.

2.      The following is substituted for Article 11.01:

11.01 Assignment. Tenant, with Landlord's prior written consent, may assign this Lease

        (a) To an assignee who is a purchaser of all or substantially all of the business of the Tenant that is conducted in the Premises, a parent or wholly-owned subsidiary company of Tenant, a company which results from the reconstruction, consolidation, amalgamation or merger of Tenant, or a partnership in which Tenant (or not less than one-half of the principals thereof) has a substantial interest, or

        (b) Subject to Article 11.03, to any other assignee who, in the Landlord's sole opinion, meets the Landlord's requirements as set forth in Paragraph (c) below, and who will not be inconsistent with the character of the Building and its other tenants.

        (c) Landlord's prior written consent to an assignment under any provision of this Article may be withheld by Landlord if:

             (i) Tenant is in default under this Lease on the date of the proposed assignment;

             (ii) The proposed assignee has not agreed in writing with Landlord to observe and perform all of the obligations of this Lease on the part of Tenant from and after the date of any such assignment;

             (iii) The net worth of the proposed assignee immediately following the proposed assignment would be less than the:

                    (A) net worth of the Tenant at the time of execution of this
                        Lease or

                    (B) the net worth of Tenant at the time of the proposed
                        assignment, whichever is greater;

             (iv) The business experience, qualifications or expertise of the assignee is deemed inadequate by Landlord under the criteria Landlord used for evaluating the suitability and qualifications of Tenant; or

             (v) The Premises are expected or intended by the proposed assignee to be used by the proposed assignee for some use other than the use specified in this Lease.

3.      The following is added as Article 11.07:

11.07        Additional Limitation. Notwithstanding anything contained in this
             Article 11.00 to the contrary, Tenant shall not, under any circumstances, be permitted to assign or sublet the Premises during the first (lst) year of the Term.

4.      The following is added to Article 16.00:

16.06 Demolition or Substantial Renovation. Notwithstanding anything contained in the Lease, Landlord may terminate this Lease at any time after twelve months prior written notice to Tenant if, at the time of the notice, it is Landlord's intention to demolish.

5.      The following is added as Article 21.00:

ARTICLE 21.00 BANKRUPTCY

        (a) In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows:

             (i) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease; and

             (ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; and

            (iii) to determine within sixty (60) days after the filing of such petition whether to assume or reject this Lease; and

             (iv) to give Landlord at least thirty (30) days prior written notice, unless a shorter notice period is agreed to in writing by the parties, or any proceeding relating to any assumption of this Lease; and

              (v) to give Landlord at least thirty (30) days prior written notice of any vacation or abandonment (including any vacation or abandonment specifically described in Article
                    19.03 (e)) of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

             (vi) to do all things of benefit to Landlord otherwise required under the Bankruptcy Code. Tenant shall be deemed to have reject this Lease in the event of the failure to comply with any of the above.

        (b) If Tenant or a trustee elects to assume this Lease subsequent to the filing or a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows:

             (i) to cure each and every existing breach by Tenant within not more than ninety (90) days of assumption of this Lease; and

            (ii) to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord's reasonable costs, expenses and attorneys' fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within (90) days of assumption of this Lease; and

           (iii) in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including without limitation

                    (A) the deposit of an additional sum equal to three months'
                        Rent to be held (without any
                        allowance for interest thereon) to secure Tenant's obligations under the Lease; and

                    (B) the production to Landlord of written documentation
                        establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and

                    (C) assurances, in form acceptable to Landlord, as may be
                        required under any applicable provision of the Bankruptcy Code; and

             (iv)   the assumption will not breach any provision of this Lease;
                    and

              (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and

             (vi) the prior written consent to the assumption of any Mortgagee or ground lessor to which this Lease has been assigned as collateral security is obtained.

        (c) If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept and assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth

             (i)    the name and address of such person,

            (ii)    all the terms and conditions of such offer, and

           (iii) the adequate assurance to be provided to Landlord to assure such person's future performance under the lease, including, without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation:

                    (A) the deposit of a sum equal to three months' Rent to be held (without any allowance for interest thereon) as security for performance hereunder; and

                    (B) a written demonstration that the assignee meets all
                        reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and

                    (C) the assignee's use of the Premises will be in compliance with the terms of Article 5.00 of this Lease; and

                    (D) assurances, in form acceptable to Landlord, as to all
                        matters identified in any applicable provision of the Bankruptcy Code.

        (d) Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

6.      The following is added as Article 22.00:

        Moving Allowance. Landlord shall reimburse Tenant for the cost of moving Tenant's furniture to the 45th floor. Landlord shall also provide an allowance to Tenant in the amount of $3,811.00 (Moving Allowance) which shall be applied as a credit to Annual Rent first coming due hereunder.

7.      The following is added as Article 23.00:

        Leasehold Improvements. Landlord shall complete the Premises in substantial accordance with the plans approved by Landlord and Tenant dated June 20, 1991 and attached as

        Exhibit D-1. Tenant shall be responsible for all costs for any changes to the plan and for all work not described in the plan desired by Tenant if necessary to complete the Premises for occupancy.

8.      The following is added as Article 24.00:

        Death or Incapacitation. Tenant (or his or her representative) may terminate this Lease, if

        (a) Sankey A. Johnson dies or becomes permanently incapable of performing his business responsibilities, and

        (b) Tenant (or his or her representative) gives not less than six (6) months prior notice of termination, and

        (c) Tenant (or his or her representative) has paid to all amounts owing under this Lease as of the date of termination, and

        (d) Tenant (or his or her representative) pays to Landlord on or before the date of termination an amount equal to the unamortized leasehold improvements and moving costs.

        For purposes of this Lease, "Incapacitation" shall be defined to mean:

        (i) Sankey A. Johnson is medically unable to conduct the business for a continuous one-hundred-eighty day period, and

       (ii) Sankey A. Johnson has not physically entered the Premises to conduct business for a continuous one-hundred-eighty-day period.

        Notwithstanding the foregoing, Tenant shall be responsible for all matters accruing prior to the termination date described in subparagraphs (a) through (d) of this Article 24.00.

        The rights set forth in this Article 24.00 apply to Sankey A. Johnson only and may not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease.

9.      The following is added as Article 25.00:

        Right of First Offer Landlord shall give Tenant written notice (the "Notice") of the availability of space ("Offer

        Space") as outlined on Exhibit A on the 45th floor of the Building before Landlord leases the Offer Space to a third party unless the third party lease is on a month-to-month basis. The Notice shall set out the Annual Rent for that Offer Space and Tenant shall have the right to lease the Offer Space under the terms and conditions set out in this
        Article 25.00, if

        (a)  Tenant is not in default under this Lease, and

        (b) Tenant delivers to Landlord written notice exercising its right to lease the Offer Space within five (5) days of receipt of Landlord's notice.

25.02 Terms A lease of space under this Article 25.00 shall contain the following:

        (a) Annual Rent shall be equal to the amount set out in Landlord's notice of availability of that Offer Space:

             (i) If Tenant leases the Offer Space for a term commencing prior to May 1, 1992, the Annual Rent shall be equal to the same rate per square foot as outlined in Article 4.01 of this Lease.

        (b) Occupancy Costs shall be determined in the manner set out in Landlord's then-current standard form of lease for the Building,

        (c) Commencement Date for the lease of Offer Space shall be the earlier of:

             (i) the date improvements, if any, are completed in the Offer Space or

             (ii)   the date Tenant occupies the Offer Space or

             (iii) 30 days after Tenant has exercised its right to lease the Offer Space.

        (d) Term shall end on the expiration or earlier termination of this Lease;

        (e)  The other terms and conditions shall be as set out in this Lease.

25.03        Limitation  Notwithstanding anything contained in this Article
             25.00 to the contrary, Landlord shall have the right to lease the Offer Space on the 45th floor of the Building to a third party provided the term shall only be on a month-to-month basis for any period prior to

             April 30, 1992. Commencing May 1, 1992 and continuing thereafter during the Term of this Lease, Landlord shall have the right to lease the Offer Space to third parties provided however any future leases to a third party is on a month-to-month basis or shall contain language giving Landlord the right, upon reasonable notice, to relocate said third party to different premises in the Building.

25.04 Additional Offer Space If at any time during the Term of this Lease, James Binger vacates suite 4522 ("Additional Offer Space"), the Additional Offer Space shall become part of Offer Space and subject to the terms and conditions of this Article 25.00.

25.05 Documentation Within 15 days of receipt from Landlord, Tenant shall execute and deliver appropriate documentation to evidence any lease of space under this Article 25.00.

25.06 Non-Severability The rights of Tenant under this Article 25.00 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease.

10.     The following is added as Article 26.00:

             Tenant's Termination Right Provided Tenant is not in default under the Lease, Tenant shall have the right to terminate this Lease effective July 31, 1994 ("Termination Date") if:

             a) Tenant gives written notice to Landlord that it is exercising that right no later than December 31, 1993; and b) Tenant or its partners do not lease other office space in downtown Minneapolis; during the remainder of the Term; and

             c) Tenant pays to Landlord on or before the Termination Date, an amount equal to the unamortized leasehold improvement and moving costs.

             If Tenant so terminates this Lease, Tenant shall surrender the Lease and deliver vacant possession of the Premises to Landlord on the Termination Date and all amounts due and payable from Tenant to Landlord, if not payable earlier shall become due and payable from

             Tenant to Landlord on the Termination Date. Tenant shall execute and deliver to Landlord those instruments which Landlord may reasonably require to evidence surrender of this Lease within fifteen (15) days after receipt of those documents by Tenant.

11.     The following is added as Article 27.00:

ARTICLE 27.00 EXTENSION OF TERM

27.01 Grant. Landlord hereby grants to Tenant the option to extend the Term of the Lease upon the terms and conditions set forth in this
             Article 27.00 if:

             a) Tenant is not in default under this Lease at the time such option is exercised or at the commencement of the extended Term;

             b) Tenant delivers to Landlord, not later than July 31, 1995 written notice exercising its option to extend the Term. If Tenant fails to give such notice, Tenant shall have waived its right to extend the Term and the option to extend the Term shall thereupon terminate. Landlord shall not have any obligation to inform Tenant of the date on which such option expires;

27.02        Terms. With respect to the extended Term:

             a) Annual Rent shall be equal to Market Rent as of the Commencement of the Extended Term but in no event less than the amount per square foot as outlined in Article 4.01 of this Lease.

             b) The extended Term shall be five (5) years with no further right of renewal.

             c) The other terms and conditions of the renewal lease shall be as set out in Landlord's then current standard form of lease for the Building.

27.03 Documentation. Landlord and Tenant shall execute and deliver appropriate documentation to evidence extension of the Term and the terms and conditions of the renewal lease.

27.04 Non-Severability. The rights of Tenant under this Article 27.00 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred and shall expire on the expiration or earlier termination of this Lease.

11.     The following is added as Article 28.00:

ARTICLE 28.00  MARKET RENT

28.01 Definition. "Market Rent" means the amount of cash (exclusive of Occupancy Costs) which landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming a lease term equal to the term in questions, and assuming a lease containing the same terms and provisions as those contained in this Lease.

28.02 Determination of Market Rent. Whenever Annual Rent under this Lease is based on the Market Rent, Landlord shall initially determine the Market Rent and shall thereupon give Tenant notice of determination of that amount. Upon receipt of that notice, Tenant shall pay the Annual Rent stated in that notice in the manner set out in Article 4.01.

28.03        Disagreement on Market Rent.

             (a) If Tenant does not agree with the Landlord's determination of Market Rent, Tenant shall nevertheless pay to Landlord the amount set out in the notice Landlord gives under Article
                  28.02 and Tenant shall give notice to Landlord of that disagreement and Tenant's determination of Market Rent within 10 days of receipt of that notice from Landlord.

             (b) If Tenant gives Landlord notice of disagreement, Landlord shall immediately refer the matter to an individual (the "Expert") approved by Tenant, who shall be deemed to be acting as an expert and not as an arbitrator. The Expert shall make a determination of Market Rent as expeditiously as possible.

            (c) If the Market Rent as determined by the Expert is greater than the Tenant has paid in accordance with the notice given under
                  Article 28.02, Tenant shall immediately pay to Landlord the difference and shall after that make the payments of Annual Rent as determined by the Expert. If the Market Rate as determined by the Expert is less than Tenant has paid in accordance with the notice given under Article 28.02, Landlord shall immediately pay to Tenant the difference and

                  Tenant shall after that make the payments of Annual Rent as determined by the Expert.

             (d) If the Market Rent as determined by the Expert is less than 95% of the amount set out in the notice under Article 28.02, Landlord shall bear the costs and reasonable expenses of the Expert. If the Market Rent as determined by the Expert is 95% or more of the amount set out in the notice under Article 28.02, Tenant shall bear the costs and reasonable expenses of the Expert.

12.     The following is added as Article 29.00:

             Commission: Landlord agrees to pay Jensen, Durfee & Associates upon execution of this Lease by Landlord and Tenant, an amount equal to $11,433.00 as and for the commission associated with this Lease.

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                                 [FLOOR PLAN]





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